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                                                                      Exhibit 99


FOUNDER, CHAIRMAN AND CEO OF TEAM AMERICA BECOMES CHAIRMAN EMERITUS AND RESIGNS TO PURSUE OTHER ENTREPRENEURIAL AND CHARITABLE INTERESTS

WORTHINGTON, Ohio, Dec. 23 -- TEAM America Corporation (Nasdaq: TMAM - news), announced today that effective immediately, the founder, chairman and CEO of TEAM America, Richard C. Schilg, 41, will resign as Chairman and CEO after 12 years and become Chairman Emeritus. Mr. Schilg will remain a director and will become a consultant to the Company.

"As Chairman Emeritus, I will be freed up from the day-to-day running of the Company and will be able to focus more time and energy on new entrepreneurial opportunities for TEAM America, in areas such as the Internet and the recently introduced software program, TEAM Direct(TM). These areas require more and more of my time and an increased focus on my part will enable the Company to achieve a stronger market position in the latest Internet technology. I also have other business interests, such as Rustproof Records, Inc., a Christian record label located in Nashville Tennessee, which I own as well as serving on the Board of other various ministry and charitable organizations."

Kevin T. Costello, 49, current President and Chief Operating Officer and a director, will become President and CEO. Costello has been with the Company since 1991 and has been COO since 1993. As CEO he will provide new but proven leadership to the organization, according to the Company's board of directors. Prior to joining TEAM America in 1991, he was in the resort and residential real-estate development business for twenty years. He was Vice President and General Manager of Resort Development International and was honored by his peers in 1989 as "project director of the year" by the American Resort and Residential Development Association.

Also, William W. Johnston, JD, general counsel since 1989 and a director will become Chairman of the Board of Directors. Mr. Johnston has practiced law for twenty-eight years, and was a Cabinet member and the Chairman of the Ohio Industrial Commission from 1976 until 1982 under the administration of Governor Rhodes. During those years, he was responsible for oversight of the Ohio workers' compensation program. As Chairman, Johnston supervised over 1,200 employees, and was responsible for an annual budget of over $50 million and a $4.2 billion trust fund.

"The plan of succession is logical and allows an already existing team to manage the Company," said Richard Schilg. "These individuals, with whom I have worked the longest, are most capable of doing a great job for our shareholders." (Schilg remains the largest shareholder of the company.)

Besides founding the Company in 1986, Schilg managed the Company through major changes. With Costello, Schilg led the Company through its Initial Public Offering in 1996, and since that time, they have increased the revenue in the Company from $95 million at the time of the IPO to over $350 million. Schilg lead an aggressive acquisition strategy by completing eight acquisitions for the Company in the last two years. Schilg also initiated and created TEAM Direct(TM), the Company's recently introduced software program that enables the Company to integrate its


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multi-state operations over the Internet, as well as allowing clients and employees to communicate with the Company and its databases over the Internet and/or with a touch-tone phone.

Statements in this news release that are not historical facts are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained under the caption "Business-Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the Company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the Company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the Company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SOURCE: TEAM America


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